First Quarter 2024 Webcast Presentation May 2, 2024 NYSE: WCC

2 All statements made herein that are not historical facts should be considered as "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. These statements include, but are not limited to, statements regarding business strategy, growth strategy, competitive strengths, productivity and profitability enhancement, competition, new product and service introductions, and liquidity and capital resources. Such statements can generally be identified by the use of words such as "anticipate," "plan," "believe," "estimate," "intend," "expect," "project," and similar words, phrases or expressions or future or conditional verbs such as "could," "may," "should," "will," and "would," although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations and beliefs of Wesco's management, as well as assumptions made by, and information currently available to, Wesco's management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of Wesco's and Wesco's management's control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Important factors that could cause actual results or events to differ materially from those presented or implied in the forward-looking statements include, among others, the failure to achieve the anticipated benefits of, and other risks associated with, acquisitions, joint ventures, divestitures and other corporate transactions; the inability to successfully integrate acquired businesses; the impact of increased interest rates or borrowing costs; fluctuations in currency exchange rates; failure to adequately protect Wesco's intellectual property or successfully defend against infringement claims; the inability to successfully deploy new technologies, digital products and information systems or to otherwise adapt to emerging technologies in the marketplace, such as those incorporating artificial intelligence; failure to execute on our efforts and programs related to environmental, social and governance (ESG) matters; unanticipated expenditures or other adverse developments related to compliance with new or stricter government policies, laws or regulations, including those relating to data privacy, sustainability and environmental protection; the inability to successfully develop, manage or implement new technology initiatives or business strategies, including with respect to the expansion of e-commerce capabilities and other digital solutions and digitalization initiatives; disruption of information technology systems or operations; natural disasters (including as a result of climate change), health epidemics, pandemics and other outbreaks; supply chain disruptions; geopolitical issues, including the impact of the evolving conflicts in the Middle East and Russia/Ukraine; the impact of sanctions imposed on, or other actions taken by the U.S. or other countries against, Russia or China; the failure to manage the increased risks and impacts of cyber incidents or data breaches; and exacerbation of key materials shortages, inflationary cost pressures, material cost increases, demand volatility, and logistics and capacity constraints, any of which may have a material adverse effect on the Company's business, results of operations and financial condition. All such factors are difficult to predict and are beyond the Company's control. Additional factors that could cause results to differ materially from those described above can be found in Wesco's most recent Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission. Non-GAAP Measures In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("U.S. GAAP"), this presentation includes certain non-GAAP financial measures. These financial measures include organic sales growth, gross profit, gross margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, financial leverage, free cash flow, adjusted selling, general and administrative (“SG&A”) expenses, adjusted income from operations, adjusted operating margin, adjusted provision for income taxes, adjusted income before income taxes, adjusted net income, adjusted net income attributable to Wesco International, Inc., adjusted net income attributable to common stockholders, and adjusted earnings per diluted share. The Company believes that these non-GAAP measures are useful to investors as they provide a better understanding of our financial condition and results of operations on a comparable basis. Additionally, certain non-GAAP measures either focus on or exclude items impacting comparability of results such as merger-related and integration costs, and the related income tax effect of such items, allowing investors to more easily compare the Company's financial performance from period to period. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above. Forward-Looking Statements

3 First Quarter Highlights and Outlook Reaffirming 2024 outlook for organic growth, EBITDA margin and EPS ranges; increasing free cash flow outlook for 2024 See appendix for non-GAAP reconciliations First quarter sales in-line with quarterly commentary and our full year 2024 outlook ― Sales in-line with expectations against toughest comparison of the year (sales growth of 12% in Q1 2023) ― Sales rebounded in February with sequential increase in March ― Backlog flat sequentially and down 10% versus prior year; remains at historically high levels ― EBITDA in-line with normal seasonality and full year outlook Record free cash flow of more than $700 million; greater than $1.4 billion TTM free cash flow ― Reduced leverage to 2.6x (nearing target range of 1.5x – 2.5x) ― Repurchased $50 million of common stock in the quarter Reaffirming 2024 outlook for organic growth, EBITDA margin and EPS ranges; increasing free cash flow outlook for 2024 ― Completed $20 million of annualized structural cost reduction actions in late Q1 ― Expect to initiate $300 million of share repurchase in Q2 with proceeds from the Integrated Supply divestiture ― Free cash flow outlook range increased to $800 million to $1 billion; provides optionality for share repurchase, debt reduction and/or M&A in the second half

First Quarter YOY Results

Sales in-line with expectations; EBITDA in-line with typical seasonality

Net Sales[1]


$ millions
$5,522
$5,350
(3)%
organic
Q1 2023
Sales
Price
Volume
Other 2
Q1 2024
Sales

- Organic and reported sales down 3%
- Estimated growth from price of ~1%
- Sales volume lower year-over-year due to a difficult comparison and choppy end market environment

Adjusted EBITDA


$421
7.6%
of sales
$340
6.4%
of sales
Q1 2023
Adjusted EBITDA
Sales
Gross
Margin
SG&A
Q1 2024
Sales

- Billing margin down YOY primarily due to mix
- Gross margin at 21.3% down ~60 bps YOY due to lower billing margin and non-billing margin adjustments
- Higher SG&A primarily due to payroll and facilities costs
- Adjusted EPS of $2.30 down year-over-year primarily due to lower operating results driven by sales and gross margin year-over-year wesco

[1] Sales growth attribution based on company estimates
[2] Other reflects differences in foreign exchange rates
See appendix for non-GAAP definitions and reconciliations

4

5 $5,473 $5,350 Q4 2023 Sales Price Volume Other Q1 2024 Sales First Quarter Sequential Results Sales in-line with expectations; EBITDA in-line with typical seasonality • Lower sequential sales as expected due to the soft start in January • Billing margin up sequentially • Gross margin at 21.3% was down 10 basis points sequentially due to non-billing margin adjustments and mix • Higher SG&A costs primarily due to restoration of incentive compensation6.4% of sales Adjusted EBITDA Net Sales1 $ millions 1 Sales growth attribution based on company estimates 2 Other reflects differences in number of workdays and foreign exchange rates See appendix for non-GAAP definitions and reconciliations $385 $340 Q4 2023 Adjusted EBITDA Sales Gross Margin SG&A Q1 2024 Sales (4)% organic 6.4% of sales 2 7.0% of sales

6 (10%) 0% 10% 20% 30% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Wesco YOY Organic Growth Baird YOY Electrical Growth Baird YOY Datacom Growth (10)% 0% 10% 20% 30% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Wesco YOY Organic Growth Suppliers YOY Weighted Average Growth Wesco Has Outgrown Suppliers and Peers ABB Belden CommScope Corning Eaton Hubbell Legrand Prysmian Rockwell Schneider Results from Baird’s Distribution Survey for electrical and datacom distributors Baird Distribution SurveyWesco’s Top 10 Public Suppliers • Includes Wesco’s top 10 publicly traded suppliers • Making up ~25% of total Wesco COGs • No one supplier accounted for more than 5% of Wesco’s purchases in 2023 Growth versus Wesco’s Top 10 Publicly-Traded Suppliers Growth versus Distribution Peers 1 Weighted based on the proportion of Wesco’s purchases that each supplier represents 1

Continued focus on growth initiatives and cost actions…long-term secular growth drivers remain intact First Quarter Drivers • Organic and reported sales down 2% YOY – Construction flat as growth from large project shipments offset by lower solar sales – Industrial up LSD driven by growth in automation, electrical equipment upgrades, and strength in oil and gas markets – OEM down HSD • Backlog flat sequentially and down 5% versus prior year; strong bid and quote activity • Adjusted EBITDA margin down YOY due to lower gross margin partially offset by lower SG&A as a percentage of sales Electrical & Electronic Solutions (EES) 7 $ millions See appendix for non-GAAP definitions and reconciliations Q1 2024 Q1 2023 YOY Sales $2,099 $2,135 (2)%1 Adjusted EBITDA $166 $183 (9)% % of sales 7.9% 8.6% (70) bps 1 Sales growth shown on an organic basis

Communications & Security Solutions (CSS) Global position, leading value proposition and secular trends expected to drive growth in 2024, including the impact of AI in data centers 8 Q1 2024 Q1 2023 YOY Sales $1,670 $1,732 (4)%1 Adjusted EBITDA $127 $156 (18)% % of sales 7.6% 9.0% (140) bps See appendix for non-GAAP definitions and reconciliations First Quarter Drivers • Organic and reported sales down 4% YOY – Enterprise Network Infrastructure down LSD due to continued softness in the service provider market – Security down HSD due to difficult year-over-year comparison – Wesco Data Center Solutions (WDCS) up LSD largely driven by growth in hyperscale • Backlog normalizing; down 20% YOY and up 9% sequentially • Adjusted EBITDA margin down YOY due to lower gross margin and lower operating leverage due to the decline in sales $ millions 1 Sales growth shown on an organic basis

First Quarter Drivers • Organic and reported sales down 5% YOY – Utility sales down LSD on prior year growth of more than 20% – Broadband sales down DD due to continued demand weakness • Backlog down 7% YOY and down 1% sequentially; remains at historically high levels • Adjusted EBITDA margin down YOY due to higher SG&A costs with stable gross margin Utility & Broadband Solutions (UBS) Leadership position and expanded solutions offering to drive sales and profit growth in 2024 9 See appendix for non-GAAP definitions and reconciliations Q1 2024 Q1 2023 YOY Sales $1,581 $1,655 (5)%1 Adjusted EBITDA $169 $188 (10)% % of sales 10.7% 11.3% (60) bps 1 Sales growth shown on an organic basis. Includes sales from Integrated Supply business which was divested as of April 1, 2024. $ millions

10 Highlighting ~$200M of Recent Large Project Wins CSS Customer Major financial services firm Summary $40+ million win with a leading North American investment and banking firm to support multiple locations with a full suite of data center solutions including physical security and on-premise value- added service solutions UBS Customer National renewable contractor Summary Secured $125 million project over five years to deliver high voltage breakers for a renewable project, ensuring multi-year supply chain continuity EES Customer Chemical and materials science company Summary Awarded a $30 million contract over four years to provide wire and cable, power control, and instrumentation to support the world’s first net-zero carbon emissions integrated ethylene cracker

11 Adjusted Net Income D&A and Other Accounts Receivable Inventory Accounts Payable Capex Free Cash Flow Free Cash Flow Greater than $1.4B in TTM Free Cash Flow (as of 3/31/2024) $ millions See appendix for non-GAAP definitions and reconciliations $161$70 $1,441 $744 $177 $99 194% of Adjusted Net Income $388

Upsized Cash Generation Driving Increased Return of Capital



Capital Allocation
2021 – 2024E
Preferred Dividends
Common Dividends
Share Buyback
M&A
Preferred Dividends
Share Buyback
Preferred Dividends
M&A
Preferred Dividends
Common Dividends
Share Buyback
Preferred Dividends
Common Dividends
Share Buyback
2021
2022
2023
2024E

2024 Priorities

- Expect to fully utilize Integrated Supply divestiture net proceeds of ~$300 million to significantly increase return of capital to shareholders via share repurchases
- Upsized free cash provides optionality for share repurchase, debt reduction and/or M&A in the second half
- Expect to be within leverage range of 1.5x-2.5x by year-end

Longer-Term Priorities

- On-track to achieve 5-year operating cash flow target of $3.5-$4.5 billion (2022-2026)
- Expect to return ~40% of operating cash flow to shareholders via common dividend and execution of our $1 billion share repurchase authorization
- Organic reinvestment via our Digital Transformation
- Maintaining balance sheet and additional M&A optionality; intend to call preferred stock in June 2025

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13 2023 2024 2024 Strategic Business Unit Sales Growth Drivers OEM Industrial Construction Electrical & Electronic Solutions 40% Flat-to-Up LSD WDCS Security Enterprise Network Infrastructure 33% Up LSD-to-MSD Communications & Security Solutions Broadband Utility27% Up MSD1 Utility & Broadband Solutions 2024 Outlook % of Wesco 2023 Sales1 1 Excludes Integrated Supply business which was divested as of April 1, 2024 2 Bars indicate the percentage of SBU sales SBU Sales Breakdown 2

2024 Outlook

		2024 Outlook February	Divestiture Impact (Q2-Q4)[1]	2024 Outlook May
Sales	**Organic sales**	Flat to 3%		Flat to 3%
	Plus: impact of two additional workdays in 2024	1%		1%
	Divestiture Impact			~(3)%
	Reported sales growth	**1% to 4%**	~(3)%	**(2)% to 1%**
	Reported sales	**$22.6 – $23.3 billion**	~$700 million	**$21.9 – $22.6 billion**
Adjusted EBITDA	**Adjusted EBITDA margin**	**7.5% - 7.9%**		**7.5% - 7.9%**
	Implied midpoint of range	*~$1.75 billion*	~$45 million	*~$1.70 billion*
Adjusted EPS	**Adjusted diluted EPS**	**$13.75 - $15.75**		**$13.75 - $15.75**[2]
Cash	**Free cash flow**	**~$600M - $800M**		**~$800M - $1B**

Carry over pricing expected to contribute ~1% to 2024 growth.

2024 Underlying Assumptions	**FY 2024** February	**FY 2024** May
Depreciation and Amortization	~$190–210 million	~$170–190 million
Cloud Computing Amortization Expense Adjustment		~$20 million[3]
Interest Expense	~$360–390 million	~$360–390 million
Other Expense, net	~$10–25 million	~$25 million
Capital Expenditures	~$100 million	~$100 million
Share Count	~52 million[2]	~50.5 million[2]
Effective Tax Rate	~27%	~26% (27% Q2-Q4)

[1] Integrated Supply business divested as of April 1, 2024
[2] Share repurchases expected to partially offset dilution from Integrated Supply divestiture in 2024
[3] Cloud computing amortization recognized as SG&A expense in accordance with GAAP
See appendix for non-GAAP definitions and reconciliations

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15 Second Quarter Outlook Normal seasonality in the second quarter Preliminary April sales adjusted for number of workdays and the WIS divestiture were down approximately (2%) (10)% 20% Jan 23 Feb 23 Mar 23 Apr 23 May 23 Jun 23 Jul 23 Aug 23 Sep 23 Oct 23 Nov 23 Dec 23 Jan 24 Feb 24 Mar 24 Organic Sales Trends 0% Q1 +11% Q2 Outlook YOY Organic Sales ~Flat YOY Reported Sales Down LSD Gross Margin % Sequential improvement SG&A $ Sequentially up slightly due to merit increase Q2 +3% Q3 +3% Q4 (3)% Q1 (3)% 1 Preliminary April sales per workday are not adjusted for differences in foreign exchange rates. Note, April 2024 has two more workdays than April 2023.

a • Leading Portfolio of Products, Services, and Solutions • Leading Positions in All SBUs • Global Footprint and Capabilities • Digital Investments Unlocking the Value of Our Big Data • Accelerating Consolidation Across the Value Chain Electrification Automation and IoT Green Energy and Grid Modernization 24/7 Connectivity and Security Digitalization and AI Supply Chain Consolidation and Relocation to North America Attractive Long-Term Growth Drivers + Wesco’s Uniquely Strong Position Increasing Public Sector Investment U.S. Infrastructure Bills Public-Private Partnerships for Smart Cities Rural Digital Opportunity Fund (RDOF) Canada Broadband Investments Secular Growth Trends + 16 Wesco is uniquely positioned for sustainable long-term growth

17 First Quarter Highlights and Outlook Reaffirming 2024 outlook for organic growth, EBITDA margin and EPS ranges; increasing free cash flow outlook for 2024 See appendix for non-GAAP reconciliations First quarter sales in-line with quarterly commentary and our full year 2024 outlook ― Sales in-line with expectations against toughest comparison of the year (sales growth of 12% in Q1 2023) ― Sales rebounded in February with sequential increase in March ― Backlog flat sequentially and down 10% versus prior year; remains at historically high levels ― EBITDA in-line with normal seasonality and full year outlook Record free cash flow of more than $700 million; greater than $1.4 billion TTM free cash flow ― Reduced leverage to 2.6x (nearing target range of 1.5x – 2.5x) ― Repurchased $50 million of common stock in the quarter Reaffirming 2024 outlook for organic growth, EBITDA margin and EPS ranges; increasing free cash flow outlook for 2024 ― Completed $20 million of annualized structural cost reduction actions in late Q1 ― Expect to initiate $300 million of share repurchase in Q2 with proceeds from the Integrated Supply divestiture ― Free cash flow outlook range increased to $800 million to $1 billion; provides optionality for share repurchase, debt reduction and/or M&A in the second half

APPENDIX

19 Glossary 1H: First half of fiscal year MSD: Mid-single digit 2H: Second half of fiscal year PF: Pro Forma A/V: Audio/visual PY: Prior Year B2B: Business-to-Business OEM: Original equipment manufacturer COGS: Cost of goods sold OPEX: Operating expenses CIG: Commercial, Institutional and Government ROW: Rest of world CSS: Communications & Security Solutions (strategic business unit) RTW: Return to Workplace EES: Electrical & Electronic Solutions (strategic business unit) SBU: Strategic Business Unit ETR: Effective tax rate Seq: Sequential FCF: Free Cash Flow SVR: Supplier Volume Rebate FTTx: Fiber-to-the-x (last mile fiber optic network connections)   T&D: Transmission and Distribution HSD: High-single digit TTM: Trailing twelve months LDD: Low-double digit UBS: Utility & Broadband Solutions (strategic business unit) LSD: Low-single digit WD: Workday MRO: Maintenance, repair and operating WDCS: Wesco Data Center Solutions MTDC: Multi-tenant data center YOY: Year-over-year

20 Workdays Q1 Q2 Q3 Q4 FY 2021 62 64 64 62 252 2022 63 64 64 62 253 2023 63 64 63 62 252 2024 63 64 64 63 254

21 Non–GAAP Measure Definitions Organic sales growth is a non-GAAP financial measure of sales performance. Organic sales growth is calculated by deducting the percentage impact from acquisitions and divestitures for one year following the respective transaction, foreign exchange rates, and number of workdays from the reported percentage change in consolidated net sales. Gross profit is a financial measure commonly used in the distribution industry. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. Gross margin is calculated by dividing gross profit by net sales. EBITDA, Adjusted EBITDA and Adjusted EBITDA margin % are non-GAAP financial measures that provide indicators of the Company's performance and its ability to meet debt service requirements. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before foreign exchange and other non- operating expenses (income), non-cash stock-based compensation expense, merger-related and integration costs, and net gain on the divestiture of Wesco's legacy utility and data communications businesses in Canada. Adjusted EBITDA margin % is calculated by dividing Adjusted EBITDA by net sales. Free cash flow is a non-GAAP financial measure of liquidity. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to fund investing and financing activities. Financial leverage is a non-GAAP measure of the use of debt. Financial leverage ratio is calculated by dividing total debt, excluding debt discount, debt issuance costs and fair value adjustments, net of cash, by adjusted EBITDA. EBITDA is defined as the trailing twelve months earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as the trailing twelve months EBITDA before foreign exchange and other non-operating expenses (income), non-cash stock-based compensation expense, merger-related and integration costs.

22 Organic Sales Growth by Segment $ millions Organic Sales Growth by Segment - Three Months Ended: Three Months Ended Growth/(Decline) March 31, 2024 March 31, 2023 Reported Acquisition Foreign Exchange Workday Organic Sales EES $ 2,099.0 $ 2,135.1 (1.7) % — % (0.1) % — % (1.8) % CSS 1,670.1 1,732.0 (3.6) % — % (0.1) % — % (3.7) % UBS 1,580.9 1,654.8 (4.5) % — % (0.1) % — % (4.6) % Total net sales $ 5,350.0 $ 5,521.9 (3.1) % — % (0.1) % — % (3.2) % Organic Sales Growth by Segment - Three Months Ended: Three Months Ended Growth/(Decline) March 31, 2024 December 31, 2023 Reported Acquisition Foreign Exchange Workday Organic Sales EES $ 2,099.0 $ 2,084.2 0.7% — % 0.3% 1.6% (1.2) % CSS 1,670.1 1,791.3 (6.8) % — % 0.3% 1.6% (8.7) % UBS 1,580.9 1,597.9 (1.1) % — % 0.1% 1.6% (2.8) % Total net sales $ 5,350.0 $ 5,473.4 (2.3) % — % 0.2% 1.6% (4.1) %

23 Gross Profit and Free Cash Flow – Quarter $ millions Three Months Ended Free Cash Flow: March 31, 2024 March 31, 2023 Cash flow provided by (used in) operations $ 746.3 $ (255.4) Less: Capital expenditures (20.4) (13.9) Add: Other adjustments 5.5 3.4 Free cash flow $ 731.4 $ (265.9) Percentage of adjusted net income 546.2% (125.8) % Three Months Ended Gross Profit: March 31, 2024 March 31, 2023 Net sales $ 5,350.0 $ 5,521.9 Cost of goods sold (excluding depreciation and amortization) 4,212.1 4,313.4 Gross profit $ 1,137.9 $ 1,208.5 Gross margin 21.3% 21.9%

24 Free Cash Flow – Trailing Twelve Months Free Cash Flow: Twelve Months Ended Q2 2023 Q3 2023 Q4 2023 Q1 2024 March 31, 2024 Cash flow provided by (used in) operations 317.6 361.7 69.3 746.3 1,494.9 Less: Capital expenditures (30.4) (19.3) (28.7) (20.4) (98.8) Add: Other adjustments 6.0 14.7 18.6 5.5 44.8 Free cash flow 293.2 357.1 59.2 731.4 1,440.9 Adjusted net income 208.0 249.4 152.9 133.9 744.2 Percentage of adjusted net income 141% 143% 39% 546% 194%

Adjusted EBITDA – 1Q 2024

$ millions

EBITDA and Adjusted EBITDA by Segment:	Three Months Ended March 31, 2024				
	EES	CSS	UBS	Corporate	Total
Net income attributable to common stockholders	$ 148.2	$ 88.4	$ 160.8	$ (296.0)	$ 101.4
Net income (loss) attributable to noncontrolling interests	(0.4)	0.4	—	0.3	0.3
Preferred stock dividends	—	—	—	14.4	14.4
Provision for income taxes[1]	—	—	—	30.9	30.9
Interest expense, net[1]	—	—	—	94.4	94.4
Depreciation and amortization	11.2	18.0	7.0	9.3	45.5
EBITDA	$ 159.0	$ 106.8	$ 167.8	$ (146.8)	$ 286.9
Other expense (income), net	5.7	18.8	0.8	(3.7)	21.6
Stock-based compensation expense	1.1	1.6	0.8	6.6	10.1
Restructuring costs[2]	—	—	—	8.0	8.0
Digital transformation costs[3]	—	—	—	6.1	6.1
Excise taxes on excess pension plan assets[4]	—	—	—	4.8	4.8
Cloud computing arrangement amortization[5]	—	—	—	2.9	2.9
Adjusted EBITDA	$ 165.8	$ 127.2	$ 169.4	$ (122.1)	$ 340.4
Adjusted EBITDA margin %	7.9 %	7.6 %	10.7 %		6.4 %

[1] The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.

[2] Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.

[3] Digital transformation costs include costs associated with certain digital transformation initiatives.

[4] Excise taxes on excess pension plan assets represent the excise taxes applicable to the excess pension plan assets following the final settlement of the Company's U.S. pension plan.

[5] Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

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Adjusted EBITDA – 1Q 2023

$ millions

EBITDA and Adjusted EBITDA by Segment:	Three Months Ended March 31, 2023				
	EES	CSS	UBS	Corporate	Total
Net income attributable to common stockholders	$ 171.3	$ 135.4	$ 180.3	$ (304.3)	$ 182.7
Net income (loss) attributable to noncontrolling interests	(0.1)	0.2	—	—	0.1
Preferred stock dividends	—	—	—	14.4	14.4
Provision for income taxes[1]	—	—	—	44.1	44.1
Interest expense, net[1]	—	—	—	95.0	95.0
Depreciation and amortization	9.9	18.0	6.0	10.5	44.4
EBITDA	$ 181.1	$ 153.6	$ 186.3	$ (140.3)	$ 380.7
Other expense, net	0.5	0.8	0.6	8.2	10.1
Stock-based compensation expense[2]	1.4	1.1	0.8	7.1	10.4
Merger-related and integration costs[3]	—	—	—	11.2	11.2
Digital transformation costs[4]	—	—	—	8.3	8.3
Adjusted EBITDA	$ 183.0	$ 155.5	$ 187.7	$ (105.5)	$ 420.7
Adjusted EBITDA margin %	8.6 %	9.0 %	11.3 %		7.6 %

[1] The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.

[2] Stock-based compensation expense in the calculation of adjusted EBITDA for the three months ended March 31, 2023 excludes $1.3 million that is included in merger-related and integration costs.

[3] Merger-related and integration costs include integration and professional fees associated with the integration of Wesco and Anixter, legal, and separation costs associated with the merger between the two companies.

[4] Digital transformation costs include costs associated with certain digital transformation initiatives.

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Adjusted EBITDA – 4Q 2023

$ millions

EBITDA and Adjusted EBITDA by Segment:	Three Months Ended December 31, 2023 EES	CSS	UBS	Corporate	Total
Net income attributable to common stockholders	$ 152.4	$ 117.4	$ 160.4	$ (302.6)	$ 127.6
Net income (loss) attributable to noncontrolling interests	0.3	0.6	—	(0.3)	0.6
Preferred stock dividends	—	—	—	14.4	14.4
Provision for income taxes[1]	—	—	—	65.7	65.7
Interest expense, net[1]	—	—	—	97.0	97.0
Depreciation and amortization	11.0	17.8	6.3	9.7	44.8
EBITDA	$ 163.7	$ 135.8	$ 166.7	$ (116.1)	$ 350.1
Other (income) expense, net	(1.8)	36.1	(0.9)	(22.9)	10.5
Stock-based compensation expense	2.1	1.4	0.8	9.1	13.4
Digital transformation costs[2]	—	—	—	7.6	7.6
Merger-related and integration costs[3]	—	—	—	2.4	2.4
Restructuring costs[4]	—	—	—	1.3	1.3
Adjusted EBITDA	$ 164.0	$ 173.3	$ 166.6	$ (118.6)	$ 385.3
Adjusted EBITDA margin %	7.9 %	9.7 %	10.4 %		7.0 %

[1] The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.

[2] Digital transformation costs include costs associated with certain digital transformation initiatives.

[3] Merger-related and integration costs include integration and professional fees associated with the integration of Wesco and Anixter, including digital transformation costs, as well as advisory, legal, and separation costs associated with the merger between the two companies.

[4] Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.

wesco

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28 $ millions, except per share amounts Three Months Ended Adjusted Earnings per Diluted Share: March 31, 2024 March 31, 2023 Adjusted income from operations $ 281.9 $ 365.9 Interest expense, net 94.4 95.0 Adjusted other expense, net 16.1 10.1 Adjusted income before income taxes 171.4 260.8 Adjusted provision for income taxes 37.5 49.4 Adjusted net income 133.9 211.4 Net income attributable to noncontrolling interests 0.3 0.1 Adjusted net income attributable to WESCO International, Inc. 133.6 211.3 Preferred stock dividends 14.4 14.4 Adjusted net income attributable to common stockholders $ 119.2 $ 196.9 Diluted shares 51.9 52.5 Adjusted earnings per diluted share $ 2.30 $ 3.75 Adjusted EPS (1) Merger-related and integration costs include integration and professional fees associated with the integration of Wesco and Anixter, including digital transformation costs, as well as advisory, legal, and separation costs associated with the merger between the two companies. (2) Digital transformation costs include costs associated with certain digital transformation initiatives. (3) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan. (4) Excise taxes on excess pension plan assets represent the excise taxes applicable to the excess pension plan assets following the final settlement of the Company's pension plan in the U.S. (5) Pension settlement cost represents expense related to the final settlement of the Company's pension plan in the U.S. (6) The adjustments to income from operations have been tax effected at a rate of approximately 27% for the three months ended March 31, 2024 and 2023. Three Months Ended March 31, 2024 March 31, 2023 Adjusted SG&A Expenses: Selling, general and administrative expenses $ 829.4 $ 817.7 Merger-related and integration costs(1) — (11.2) Restructuring costs(2) (8.0) — Digital transformation costs(3) (6.1) (8.3) Excise taxes on excess pension plan assets(4) (4.8) — Adjusted selling, general and administrative expenses $ 810.5 $ 798.2 Percentage of net sales 15.1% 14.5 % Adjusted Income from Operations: Income from operations $ 263.0 $ 346.4 Merger-related and integration costs(1) — 11.2 Restructuring costs(2) 8.0 — Digital transformation costs(3) 6.1 8.3 Excise taxes on excess pension plan assets(4) 4.8 — Adjusted income from operations $ 281.9 $ 365.9 Adjusted income from operations margin % 5.3% 6.6 % Adjusted Other Expense, net: Other expense, net $ 21.6 $ 10.1 Pension settlement cost(5) (5.5) — Adjusted other expense, net $ 16.1 $ 10.1 Adjusted Provision for Income Taxes: Provision for income taxes $ 30.9 $ 44.1 Income tax effect of adjustments to income from operations(6) 6.6 5.3 Adjusted provision for income taxes $ 37.5 $ 49.4

Capital Structure and Leverage 29 $ millions Twelve Months Ended Financial Leverage: March 31, 2024 December 31, 2023 Net income attributable to common stockholders $ 626.8 $ 708.1 Net income attributable to noncontrolling interests 0.8 0.6 Preferred stock dividends 57.4 57.4 Provision for income taxes 212.6 225.9 Interest expense, net 388.7 389.3 Depreciation and amortization 182.3 181.3 EBITDA $ 1,468.6 $ 1,562.6 Other expense, net 36.6 25.1 Stock-based compensation expense 45.2 45.5 Merger-related and integration costs(1) 8.1 19.3 Restructuring costs(2) 24.8 16.7 Digital transformation costs(3) 33.9 36.1 Excise taxes on excess pension plan assets(4) 4.8 — Cloud computing arrangement amortization(5) 2.9 — Adjusted EBITDA $ 1,624.9 $ 1,705.3 As of March 31, 2024 December 31, 2023 Short-term debt and current portion of long-term debt, net $ 11.1 $ 8.6 Long-term debt, net 5,183.8 5,313.1 Debt discount and debt issuance costs(6) 65.5 43.0 Fair value adjustments to Anixter Senior Notes due 2023 and 2025(6) (0.1) (0.1) Total debt 5,260.3 5,364.6 Less: Cash and cash equivalents(7) 985.5 524.1 Total debt, net of cash $ 4,274.8 $ 4,840.5 Financial leverage ratio 2.6 2.8 (1) Merger-related and integration costs include integration and professional fees associated with the integration of Wesco and Anixter, as well as advisory, legal, and separation costs associated with the merger between the two companies (2) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan. (3) Digital transformation costs include costs associated with certain digital transformation initiatives, which have historically been included in merger-related and integration costs in prior years. (4) Excise taxes on excess pension plan assets represent the excise taxes applicable to the excess pension plan assets following the final settlement of the Company's U.S. pension plan. (5) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives. (6) Debt is presented in the condensed consolidated balance sheets net of debt discount and debt issuance costs, and includes adjustments to record the long-term debt assumed in the merger with Anixter at its acquisition date fair value. (7) Includes $1.4 million of cash and cash equivalents classified as held for sale.